UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2018

GRANITE CONSTRUCTION INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12911	77-0239383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Beach Street

Watsonville, California 95076

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Definitive Material Agreement.

On June 14, 2018, in connection with the consummation of the Merger (as defined below), Granite Construction Incorporated, a Delaware corporation, (the “Company”), Layne Christensen Company, a Delaware corporation (“Layne”) and U.S. Bank National Association, as trustee (the “Trustee”) entered into a First Supplemental Indenture, dated as of June 14, 2018 (the “8.00% Supplemental Indenture”), which amends and supplements the Indenture, dated as of March 2, 2015, by and among Layne, the Guarantors party thereto, the Trustee and U.S. Bank National Association as collateral agent (the “8.00% Indenture”) relating to Layne’s 8.00% Senior Secured Second Lien Convertible Notes (the “8.00% Notes”).

Pursuant to the 8.00% Supplemental Indenture, the consideration due upon conversion of any 8.00% Notes is, for each $1,000 principal amount of such 8.00% Notes, the number of shares of Granite common stock, par value $0.01 per share (“Company Common Stock”) equal to the conversion rate in effect at such time; with cash in lieu of fractional shares as described in Section 10.03 of the 8.00% Indenture. The conversion rate in effect immediately following the Merger is 23.0769 shares of Company Common Stock per $1,000 principal amount of 8.00% Notes. The Company executed the 8.00% Supplemental Indenture solely to acknowledge its obligation to deliver to Layne a sufficient number of shares of Company Common Stock to satisfy any conversions of the 8.00% Notes into shares of Company Common Stock.

The foregoing description of the 8.00% Supplemental Indenture is not complete and is qualified in its entirety by reference to the 8.00% Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto and incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 14, 2018, the Company completed its acquisition of Layne pursuant to the Agreement and Plan of Merger, dated as of February 13, 2018 (the “Merger Agreement”), among the Company, Layne, and Lowercase Merger Sub Incorporated, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), whereby Merger Sub merged with and into Layne, with Layne surviving the Merger as a wholly owned subsidiary of the Company (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of Layne common stock, par value $0.01 per share, that was issued and outstanding (other than shares (1) held in treasury of Layne or (2) directly or indirectly owned by the Company, Merger Sub or a wholly owned subsidiary of Layne) will be cancelled and automatically converted into the right to receive 0.27 validly issued, fully paid, and non-assessable shares of Company Common Stock.

No fractional shares of Company Common Stock will be issued to any Layne stockholder in the Merger. Pursuant to the terms of the Merger Agreement, each Layne stockholder who would otherwise have been entitled to receive a fraction of a share of Company Common Stock in the Merger will receive cash in lieu of any fractional shares.

In addition, holders of outstanding Layne’s stock options, restricted stock units and performance stock units will receive an aggregate amount of cash equal to approximately $30,586,452.36 as consideration for the cancellation of the stock options, restricted stock units and performance stock units held by them immediately prior to the Effective Time.

The Company and Layne will report the Merger as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. To review the tax consequences of the Merger, former Layne stockholders should refer to “Material U.S. Federal Income Tax Consequences” beginning on page 131 of the prospectus filed with the SEC by the Company pursuant to Rule 424(b)(3) on May 15, 2018. Former Layne stockholders are encouraged to consult their tax advisors as to the tax consequences of the Merger in their particular circumstances.

As a result of the Merger, shares of Layne common stock have ceased trading on the NASDAQ Global Select Market as of the close of trading on June 14, 2018 and will be delisted.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 14, 2018, which is incorporated in this Item 2.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to Section 2.07 of the Merger Agreement, the Board of Directors of the Company (the “Company Board”) will expand the size of the Company Board and appoint Alan P. Krussi, who served as a non-employee director of Layne prior to the Effective Time, to fill such vacancy. The increase is size of the Company Board and Mr. Krussi’s appointment will become effective June 20, 2018. Mr. Krussi will serve on the Company Board until the Company’s 2019 annual meeting of stockholders or the earlier of his death, retirement, resignation or removal by the Company’s stockholders.

Item 7.01.	Regulation FD Disclosure.

On June 14, 2018, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Any financial statements required by Item 9.01(a) will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

Any pro forma information required by Item 9.01(b) will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among the Company, Layne and Merger Sub, dated as of February 13, 2018 (incorporate by reference to Exhibit the Company’s Current Report on Form 8-K filed on February 14, 2018)*

4.1	8.00% Supplemental Indenture, dated as of June 14, 2018, by and among the Company, Layne, and U.S. Bank National Association

99.1	Press Release, dated June 14, 2018

* Schedules and exhibits have been omitted pursuant to item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ Richard A. Watts
Richard A. Watts
Senior Vice President, General Counsel and Secretary

Date: June 14, 2018